CSFB05-4G2BC2 -- CA

CREDIT SUISSE FIRST BOSTON
Balance	$8,527,000.00	Delay	24	WAC	5.90000	WAM	358
Coupon	5.50000	Dated	04/01/2005	NET	5.50000	WALA	2
Settle	04/29/2005	First Payment	05/25/2005

Price	1	2	3	4	5	6	7	8	9
Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-16.00	5.722	5.759	5.808	5.873	5.953	6.020	6.072	6.118	6.159
98-18.00	5.713	5.749	5.795	5.856	5.932	5.995	6.044	6.087	6.126
98-20.00	5.704	5.738	5.781	5.838	5.910	5.970	6.016	6.056	6.093
98-22.00	5.696	5.727	5.768	5.821	5.888	5.944	5.987	6.025	6.060
98-24.00	5.687	5.716	5.754	5.804	5.867	5.919	5.959	5.995	6.027
98-26.00	5.678	5.705	5.740	5.787	5.845	5.894	5.931	5.964	5.994
98-28.00	5.669	5.694	5.727	5.770	5.823	5.868	5.903	5.933	5.961
98-30.00	5.660	5.683	5.713	5.753	5.802	5.843	5.875	5.903	5.928
99-00.00	5.652	5.672	5.700	5.736	5.780	5.818	5.847	5.872	5.895
99-02.00	5.643	5.662	5.686	5.719	5.759	5.793	5.819	5.841	5.862
99-04.00	5.634	5.651	5.673	5.701	5.737	5.767	5.790	5.811	5.829
99-06.00	5.625	5.640	5.659	5.684	5.716	5.742	5.762	5.780	5.797
99-08.00	5.617	5.629	5.646	5.667	5.694	5.717	5.734	5.750	5.764
99-10.00	5.608	5.618	5.632	5.650	5.673	5.692	5.706	5.719	5.731
99-12.00	5.599	5.608	5.619	5.633	5.652	5.667	5.679	5.689	5.698
99-14.00	5.591	5.597	5.605	5.616	5.630	5.642	5.651	5.658	5.666
99-16.00	5.582	5.586	5.592	5.599	5.609	5.617	5.623	5.628	5.633
Spread @ Center Price	118	133	150	166	184	195	203	209	214
WAL	10.62	8.13	6.13	4.55	3.40	2.82	2.50	2.28	2.10
Mod Durn	7.18	5.81	4.65	3.68	2.92	2.49	2.24	2.05	1.91
Principal Window	May05 - Jul27	May05 - Apr25	May05 - Sep22	May05 - Oct19	May05 - Jul15	May05 - Mar11	May05 - Feb10	May05 - Jun09	May05 - Jan09
Prepay	150 PSA	175 PSA	200 PSA	225 PSA	250 PSA	275 PSA	300 PSA	325 PSA	350 PSA

Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 2.789 3.721 3.874 4.121 4.460 4.745

This information is being provided in response to your specific request for information. The information has been prepared an for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminar decision with respect to the security should be made by you based solely upon the information contained in the final prosp registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.